SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


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                                             Commission Only (as permitted
                                             by Rule 14a-6(e) (2))
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                        Emerging Mexico Fund, Inc.
               (Name of Registrant as Specified In Its Charter)

                        The Emerging Mexico Fund, Inc.
               (Name of Person(s) Filing Proxy Statement)

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                         The Emerging Mexico Fund, Inc.

                       Formal Response to Press Inquiries
                       ----------------------------------
                            (Prepared on June 18, 1998)


     The Emerging Mexico Fund considers the allegations made in the complaint to be entirely without merit and intends to contest them vigorously.

     The Fund believes that the timing of this lawsuit, on the eve of the Fund's shareholder meeting and so long after the actions purportedly giving rise to these baseless claims, appears designed to give the plaintiffs a one-sided platform to reach the Fund's shareholders. The Board of Directors of the Fund is concerned that all of the Fund's shareholders, which includes individual shareholders as well as institutional shareholders, are given the opportunity to fully consider all sides of these issues and participate in the decision with respect to these important matters affecting their interests.

     In addition, the complaint includes statements and positions that have been contradicted by objective and independent financial community professionals. Institutional Shareholder Services (ISS), an independent proxy advisory firm, has formally recommended that shareholders vote against the proposals made by Opportunity Partners and its associates in an attempt to open-end the Fund, and independent analysts from two separate major brokerage houses have recently issued reports that raised concerns about the conversion of closed-end funds.

     Since the Fund was only yesterday served with this complaint, the Fund has not had the opportunity to respond in full to the false allegations. That response will soon be forthcoming and will vigorously contest the allegations made in the complaint.